Exhibit 99.1

Blucora Announces Second Quarter 2020 Results
DALLAS, TX — August 5, 2020 — Blucora, Inc. (NASDAQ: BCOR), a provider of data and technology-driven tax software and wealth management solutions that empowers people to improve their financial wellness, today announced financial results for the second quarter ended June 30, 2020.
Second Quarter and Tax Season Highlights and Recent Developments
•TaxAct grows total e-files (consumer + professional) by 1% year-over-year, amid extended tax season (due to COVID-19), with consumer e-files declining 2% and professional e-files growing by 6%.
•Improved several key business metrics for tax season, including unique visitors, retention and conversion rates and net promoter score.
•Tax preparation revenue expected to decline approximately 3% for the full-year 2020 compared to the full-year 2019. Full-year 2019 tax preparation revenue included approximately $14.0 million generated by the discontinued Basic Online SKU and the SimpleTax business, divested in the third quarter of 2019.
•Closed acquisition of HK Financial Services (“HKFS”) on July 1, 2020, adding a fast-growing, highly profitable RIA to the Company’s wealth management business.
“In the face of negative impacts of COVID-19 on our financial results, I’m pleased that we are operating effectively in this environment,” said Chris Walters, Blucora’s President and Chief Executive Officer. “In tax preparation, we started the season slow and faced challenges from the tax-season extension; however, our in-season refinements improved a number of important business metrics leading to growth in total e-files and new consumer e-files for the first time since tax years 2014 and 2012, respectively. TaxAct significantly increased visitors to its website and increased conversion and retention rates as well as net promoter scores. In wealth management, second quarter results reflect the market and interest rate declines from the prior quarter. Our service to financial professionals has been uninterrupted and improved in many areas. We closed on our acquisition of HKFS after quarter-end, providing us with more opportunities to serve CPA firms and thereby increasing our addressable market while enhancing our growth opportunities.
At the six-month mark in my tenure, we have defined our strategic priorities, addressed skills gaps amongst our leadership team and realigned our business to deliver on our detailed execution plans. While there is much to be done, we feel good about the progress we’ve made and how it positions the Company for future growth.”
Summary Financial Performance: Q2 2020
($ in millions except per share amounts)

	Q2 2020	Q2 2019	Change
Revenue:
Wealth Management	$115.9	$127.8	(9)%
Tax Preparation	$45.2	$65.9	(31)%
Total Revenue	$161.1	$193.7	(17)%
Segment Income:
Wealth Management	$11.7	$17.0	(31)%
Tax Preparation	$6.7	$41.4	(84)%
Total Segment Income	$18.4	$58.3	(68)%
Unallocated Corporate-Level General and Administrative Expenses	$(5.8)	$(6.2)	(7)%
GAAP:
Operating Income (Loss)	$(4.6)	$28.0	(116)%
Net Income Attributable to Blucora, Inc.	$49.6	$31.0	60%
Diluted Net Income Per Share Attributable to Blucora, Inc.	$1.03	$0.62	66%
Non-GAAP: (1)
Adjusted EBITDA	$12.6	$52.1	(76)%
Net Income	$4.5	$41.4	(89)%
Diluted Net Income per Share	$0.09	$0.83	(89)%
____________________________
(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Tax Season Update
Tax season begins on the first day that the IRS begins accepting e-files and ends on filing deadline day plus one day. As a result of the coronavirus pandemic, the IRS extended the filing deadline for federal tax returns relating to the 2019 tax year to July 15, 2020. In order to provide comparable prior period data, we have also provided e-file information for the equivalent period in 2019.

	Year-to-date period ended July 16,
(In thousands, except percentages)	2020	2019	Change
Consumer (1)	3,113	3,184	(2)%
Professional tax preparer	2,036	1,924	6%
Total e-files (1)	5,149	5,108	1%
____________________________
(1)We participate in the Free File Alliance that is part of an IRS partnership that provides free electronic tax filing services to taxpayers meeting certain income-based guidelines. Free File Alliance e-files are included within total e-files and consumer e-files above.

Third Quarter and Full Year 2020 Outlook

($ in millions except per share amounts)	3Q 2020	Full Year 2020
Wealth Management Revenue (1)	$133.5 - $138.5	$530.0 - $541.0
TaxAct Revenue	$36.5 - $39.0	$203.0 - $206.0
Total Revenue	$170.0 - $177.5	$733.0 - $747.0
Wealth Management Segment Income (1)	$15.0 - $16.5	$65.5 - $69.5
TaxAct Segment Income	$14.0 - $15.0	$46.5 - $48.0
Unallocated Corporate-Level General and Administrative Expenses	$6.5 - $7.5	$24.5 - $26.0
GAAP:
Net Loss (1)	($28.0) – ($22.0)	($343.5) – ($334.0)
Net Loss per share (1)	($0.58) – ($0.46)	($7.09) – ($6.92)
Non-GAAP:
Adjusted EBITDA (1)(2)	$21.5 - $25.0	$86.0 - $93.0
Non-GAAP Net Income (1)(2)	$7.5 - $11.5	$40.5 - $48.0
Non-GAAP Net Income per share (1)(2)	$0.15 - $0.23	$0.83 - $0.98
____________________________

(1)Includes HKFS results from July 1, 2020 to December 31, 2020.
(2)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Conference Call and Webcast
A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss the second quarter, its outlook for full year 2020, its tax season update, and other business matters. We will also provide the prepared remarks for the conference call along with supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at www.blucora.com prior to the call. The supplemental financial information has also been filed with the SEC on Form 8-K. A replay of the call will be available on our website.

About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, a provider of data and technology-driven solutions that empowers people to improve their financial wellness. Blucora operates in two segments including (i) wealth management, through its Avantax Wealth Management business (formerly operating under the HD Vest and 1st Global brands), the largest U.S. tax-focused independent broker-dealer, with $69 billion in total client assets as of June 30, 2020, and (ii) tax preparation, through its TaxAct business, a market leader in tax preparation software with approximately 3 million consumer and 20,000 professional users in 2020. With integrated tax focused software and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Source: Blucora

Blucora Contact:
Bill Michalek (972) 870-6463
VP, Investor Relations

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “future,” “will,” “projects,” “predicts,” “potential,” “continues,” “target,” “outlook” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: the impact of the coronavirus outbreak on our results of operations and our business, including the impact of the resulting economic and market disruption, the extension of tax filing deadlines and other related relief; our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain financial professionals, qualified employees, clients, and customers, as well as our ability to provide strong customer/client service; our ability to close, finance, and realize all of the anticipated benefits of our acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; our future capital requirements and the availability of financing, if necessary; our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants; downgrade of the Company’s credit ratings; our ability to generate strong investment performance for our clients and the impact of the financial markets on our clients’ portfolios; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties or disgorgement, associated with our business being subjected to regulatory inquiries, investigations or initiatives; risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; the compromising of confidentiality, availability or integrity of information, including cyberattacks; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; risks related to goodwill and other intangible asset impairment; our ability to develop, establish, and maintain strong brands; risks associated with the use and implementation of information technology and the effect of security breaches, computer viruses, and computer hacking attacks; our ability to comply with laws and regulations regarding privacy and protection of user data; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; our beliefs and expectations regarding the seasonality of our business; our assessments and estimates that determine our effective tax rate; and our ability to protect our intellectual property and the impact of any claim that we have infringed on the intellectual property rights of others. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Blucora, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Amounts in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenue:
Wealth management services revenue	$115,884	$127,831	$260,873	$217,363
Tax preparation services revenue	45,238	65,909	163,569	202,145
Total revenue	161,122	193,740	424,442	419,508
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	83,868	87,477	186,210	148,851
Tax preparation services cost of revenue	3,054	3,149	7,067	7,350
Total cost of revenue	86,922	90,626	193,277	156,201
Engineering and technology	7,377	7,159	15,892	13,688
Sales and marketing	40,057	29,256	119,767	84,828
General and administrative	20,200	19,002	44,928	36,079
Acquisition and integration	2,824	9,183	8,506	10,980
Depreciation	1,675	1,315	3,471	2,376
Amortization of other acquired intangible assets	6,673	9,169	14,421	17,213
Impairment of goodwill	—	—	270,625	—
Total operating expenses	165,728	165,710	670,887	321,365
Operating income (loss)	(4,606)	28,030	(246,445)	98,143
Other loss, net (1)	(5,288)	(5,118)	(11,423)	(9,076)
Income (loss) before income taxes	(9,894)	22,912	(257,868)	89,067
Income tax benefit (expense)	59,539	8,124	(7,981)	4,139
Net income (loss) attributable to Blucora, Inc.	$49,645	$31,036	$(265,849)	$93,206
Net income (loss) per share attributable to Blucora, Inc.:
Basic	$1.04	$0.64	$(5.55)	$1.93
Diluted	$1.03	$0.62	$(5.55)	$1.88
Weighted average shares outstanding:
Basic	47,941	48,555	47,884	48,358
Diluted	48,092	49,822	47,884	49,681
____________________________
(1)Other loss, net consisted of the following (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Interest expense	$4,840	$4,770	$10,156	$8,546
Amortization of debt issuance costs	331	375	644	547
Accretion of debt discounts	70	85	138	123
Total interest expense	5,241	5,230	10,938	9,216
Interest income	(11)	(149)	(25)	(289)
Other	58	37	510	149
Other loss, net	$5,288	$5,118	$11,423	$9,076

Blucora, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (Amounts in thousands)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$90,081	$80,820
Cash segregated under federal or other regulations	1,266	5,630
Accounts receivable, net of allowance	15,913	16,266
Commissions receivable	15,590	21,176
Other receivables	5,711	2,902
Prepaid expenses and other current assets, net	10,237	12,349
Total current assets	138,798	139,143
Long-term assets:
Property and equipment, net	43,793	18,706
Right-of-use assets, net	27,653	10,151
Goodwill, net	391,084	662,375
Other intangible assets, net	275,790	290,211
Deferred tax asset, net	1,613	9,997
Other long-term assets	3,749	6,989
Total long-term assets	743,682	998,429
Total assets	$882,480	$1,137,572
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,689	$10,969
Commissions and advisory fees payable	14,695	19,905
Accrued expenses and other current liabilities	35,114	36,144
Deferred revenue—current	4,178	12,014
Lease liabilities—current	1,251	3,272
Current portion of long-term debt, net	1,230	11,228
Total current liabilities	70,157	93,532
Long-term liabilities:
Long-term debt, net	381,561	381,485
Deferred revenue—long-term	6,709	7,172
Lease liabilities—long-term	36,407	5,916
Other long-term liabilities	6,785	5,952
Total long-term liabilities	431,462	400,525
Total liabilities	501,619	494,057

Stockholders’ equity:
Common stock, par $0.0001—900,000 authorized shares; 49,340 shares issued and 48,034 shares outstanding at June 30, 2020; 49,059 shares issued and 47,753 shares outstanding at December 31, 2019	5	5
Additional paid-in capital	1,589,895	1,586,972
Accumulated deficit	(1,180,640)	(914,791)
Accumulated other comprehensive loss	—	(272)
Treasury stock, at cost—1,306 shares at June 30, 2020 and December 31, 2019	(28,399)	(28,399)
Total stockholders’ equity	380,861	643,515
Total liabilities and stockholders’ equity	$882,480	$1,137,572

Blucora, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Amounts in thousands)

	Six months ended June 30,
	2020	2019
Operating activities:
Net income (loss)	$(265,849)	$93,206
Adjustments to reconcile net income (loss) to net cash from operating activities:
Stock-based compensation	2,703	6,525
Depreciation and amortization of acquired intangible assets	19,253	20,185
Impairment of goodwill	270,625	—
Reduction of right-of-use lease assets	3,196	1,977
Deferred income taxes	8,784	4,446
Amortization of debt issuance costs	644	547
Accretion of debt discounts	138	123
Other	1,571	260
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	184	(3,217)
Commissions receivable	5,586	847
Other receivables	(2,809)	(661)
Prepaid expenses and other current assets	1,435	12,258
Other long-term assets	3,162	(355)
Accounts payable	2,942	(2,995)
Commissions and advisory fees payable	(5,210)	(663)
Lease liabilities	(2,572)	(2,066)
Deferred revenue	(8,299)	(24,760)
Accrued expenses and other current and long-term liabilities	(1,110)	(8,845)
Net cash provided by operating activities	34,374	96,812
Investing activities:
Business acquisition, net of cash acquired	—	(164,461)
Purchases of property and equipment	(19,072)	(2,938)
Net cash used by investing activities	(19,072)	(167,399)
Financing activities:
Proceeds from credit facilities	55,000	121,499
Payments on credit facilities	(65,625)	—
Payment of redeemable noncontrolling interests	—	(24,945)
Proceeds from stock option exercises	25	3,320
Proceeds from issuance of stock through employee stock purchase plan	1,201	1,144
Tax payments from shares withheld for equity awards	(1,006)	(5,160)
Contingent consideration payments for business acquisition	—	(943)
Net cash provided (used) by financing activities	(10,405)	94,915
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	—	58
Net increase in cash, cash equivalents, and restricted cash	4,897	24,386
Cash, cash equivalents, and restricted cash, beginning of period	86,450	85,366
Cash, cash equivalents, and restricted cash, end of period	$91,347	$109,752

Blucora, Inc.
Segment Information
(Unaudited) (Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Wealth Management (1)	$115,884	$127,831	$260,873	$217,363
Tax Preparation (1)	45,238	65,909	163,569	202,145
Total revenue	161,122	193,740	424,442	419,508
Operating income:
Wealth Management	11,731	16,979	34,329	28,519
Tax Preparation	6,659	41,368	44,412	120,640
Corporate-level activity (2)	(22,996)	(30,317)	(325,186)	(51,016)
Total operating income (loss)	(4,606)	28,030	(246,445)	98,143
Other loss, net	(5,288)	(5,118)	(11,423)	(9,076)
Income tax benefit (expense)	59,539	8,124	(7,981)	4,139
Net income (loss) attributable to Blucora, Inc.	$49,645	$31,036	$(265,849)	$93,206
____________________________
(1)Revenues by major category within each segment are presented below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Wealth Management:
Advisory	$66,303	$61,410	$145,060	$101,167
Commission	39,836	48,068	90,416	85,228
Asset-based	3,981	13,219	14,560	22,912
Transaction and fee	5,764	5,134	10,837	8,056
Total Wealth Management revenue	$115,884	$127,831	$260,873	$217,363
Tax Preparation:
Consumer	$44,421	$62,686	$148,242	$186,628
Professional	817	3,223	15,327	15,517
Total Tax Preparation revenue	$45,238	$65,909	$163,569	$202,145

(2)Corporate-level activity included the following (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
General and administrative expenses	$5,810	$6,221	$12,826	$13,326
Stock-based compensation	3,904	4,082	2,703	6,525
Acquisition and integration costs	2,824	9,183	8,506	10,980
Executive transition costs	636	—	9,820	—
Headquarters relocation costs	737	—	1,453	—
Depreciation	2,412	1,662	4,832	2,972
Amortization of acquired intangible assets	6,673	9,169	14,421	17,213
Impairment of goodwill	—	—	270,625	—
Total corporate-level activity	$22,996	$30,317	$325,186	$51,016

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)
Adjusted EBITDA Reconciliation (1)
(Unaudited) (Amounts in thousands)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net income (loss) attributable to Blucora, Inc. (2)	$49,645	$31,036	$(265,849)	$93,206
Stock-based compensation	3,904	4,082	2,703	6,525
Depreciation and amortization of acquired intangible assets	9,085	10,831	19,253	20,185
Other loss, net	5,288	5,118	11,423	9,076
Acquisition and integration costs	2,824	9,183	8,506	10,980
Impairment of goodwill	—	—	270,625	—
Executive transition costs	636	—	9,820	—
Headquarters relocation costs	737	—	1,453	—
Income tax (benefit) expense	(59,539)	(8,124)	7,981	(4,139)
Adjusted EBITDA	$12,580	$52,126	$65,915	$135,833

Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation (1)
(Unaudited) (Amounts in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Net income (loss) attributable to Blucora, Inc. (2)	$49,645	$31,036	$(265,849)	$93,206
Stock-based compensation	3,904	4,082	2,703	6,525
Amortization of acquired intangible assets	6,673	9,169	14,421	17,213
Acquisition and integration costs	2,824	9,183	8,506	10,980
Impairment of goodwill	—	—	270,625	—
Executive transition costs	636	—	9,820	—
Headquarters relocation costs	737	—	1,453	—
Cash tax impact of adjustments to GAAP net income	(259)	(771)	(995)	(1,182)
Non-cash income tax (benefit) expense	(59,697)	(11,317)	7,340	(8,166)
Non-GAAP net income	$4,463	$41,382	$48,024	$118,576
Per diluted share:
Net income (loss) attributable to Blucora, Inc. (2) (3)	$1.03	$0.62	$(5.52)	$1.88
Stock-based compensation	0.08	0.08	0.06	0.13
Amortization of acquired intangible assets	0.14	0.20	0.30	0.34
Acquisition and integration costs	0.06	0.18	0.18	0.22
Impairment of goodwill	—	—	5.62	—
Executive transition costs	0.01	—	0.20	—
Headquarters relocation costs	0.02	—	0.03	—
Cash tax impact of adjustments to GAAP net income	(0.01)	(0.02)	(0.02)	(0.02)
Non-cash income tax (benefit) expense	(1.24)	(0.23)	0.15	(0.16)
Non-GAAP net income per share	$0.09	$0.83	$1.00	$2.39
Weighted average shares outstanding used in computing per diluted share amounts	48,092	49,822	48,172	49,681

Adjusted EBITDA Reconciliation for Forward-Looking Guidance (1)
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	September 30, 2020		December 31, 2020
	Low	High	Low	High
Net loss attributable to Blucora, Inc.	$(28,000)	$(22,000)	$(343,500)	$(334,000)
Stock-based compensation	4,600	4,500	12,100	11,900
Depreciation and amortization of acquired intangible assets	14,500	12,500	47,800	45,500
Other loss, net	12,500	12,200	31,800	31,300
Acquisition, integration, and other nonrecurring costs	17,600	17,100	43,300	43,000
Impairment of goodwill	—	—	270,600	270,600
Income tax expense	300	700	23,900	24,700
Adjusted EBITDA	$21,500	$25,000	$86,000	$93,000

Non-GAAP Net Income Reconciliation for Forward-Looking Guidance (1)
(Amounts in thousands, except per share amounts)

	Ranges for the three months ending		Ranges for the year ending
	September 30, 2020		December 31, 2020
	Low	High	Low	High
Net loss attributable to Blucora, Inc.	$(28,000)	$(22,000)	$(343,500)	$(334,000)
Stock-based compensation	4,600	4,500	12,100	11,900
Amortization of acquired intangible assets	10,500	8,800	34,700	32,900
Acquisition, integration, and other nonrecurring costs	17,600	17,100	43,300	43,000
Debt issuance expenses	4,300	4,300	4,300	4,300
Impairment of goodwill	—	—	270,600	270,600
Cash tax impact of adjustments to net loss	(500)	(400)	(1,900)	(1,800)
Non-cash income tax (benefit) expense	(1,000)	(800)	20,900	21,100
Non-GAAP net income	$7,500	$11,500	$40,500	$48,000
Per diluted share:
Net loss attributable to Blucora, Inc. (4)	$(0.57)	$(0.45)	$(7.00)	$(6.83)
Stock-based compensation	0.09	0.09	0.25	0.24
Amortization of acquired intangible assets	0.21	0.18	0.70	0.68
Acquisition, integration, and other nonrecurring costs	0.36	0.35	0.88	0.88
Debt issuance expenses	0.09	0.09	0.09	0.09
Impairment of goodwill	—	—	5.52	5.53
Cash tax impact of adjustments to net loss	(0.01)	(0.01)	(0.04)	(0.04)
Non-cash income tax (benefit) expense	(0.02)	(0.02)	0.43	0.43
Non-GAAP net income per share	$0.15	$0.23	$0.83	$0.98
Weighted average shares outstanding used in computing per diluted share amounts	49,384	49,284	49,050	48,900

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure
(1)We define Adjusted EBITDA as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, other loss, net, acquisition and integration costs, impairment of goodwill, executive transition costs, headquarters relocation costs, and income tax (benefit) expense. Acquisition and integration costs primarily relate to the acquisition of 1st Global and the acquisition of HKFS. Impairment of goodwill relates to the impairment of our Wealth Management reporting unit goodwill that was recognized in the first quarter of 2020. Executive transition costs relate to the departure of certain executives in the first quarter of 2020. Headquarters relocation costs relate to the ongoing process to move from our Dallas and Irving offices to our new headquarters.
We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
We define non-GAAP net income as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, acquisition and integration costs, impairment of goodwill, executive transition costs, headquarters relocation costs, the related cash tax impact of those adjustments, and non-cash income tax (benefit) expense. We exclude the non-cash portion of income tax expense because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024.
We believe that non-GAAP net income and non-GAAP net income per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income and non-GAAP net income per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income and non-GAAP net income per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and net income (loss) per share. Other companies may calculate non-GAAP net income and non-GAAP net income per share differently, and, therefore, our non-GAAP net income and non-GAAP net income per share may not be comparable to similarly titled measures of other companies.
(2)As presented in the condensed consolidated statements of operations (unaudited).
(3)As presented in the condensed consolidated statements of comprehensive income, net loss per share attributable to Blucora, Inc. was $5.55 for the six months ended June 30, 2020 and was calculated based on weighted average shares outstanding of 47,884,000, which excluded the effect of potentially dilutive shares due to the net loss earned for the period. For non-GAAP reconciliation purposes, net loss per share attributable to Blucora, Inc. of $5.52 presented in the table above included the effect of potentially dilutive shares due to non-GAAP net income earned during the period.
(4)As presented in the “Third Quarter and Full Year 2020 Outlook” section of this press release, the range of net loss per share attributable to Blucora, Inc. for the three months ending September 30, 2020 was $0.46 to $0.58, and these amounts were calculated based on weighted average shares outstanding of 48,284,000, which excluded the effect of potentially dilutive shares due to the net loss earned for the period. The range of net loss per share attributable to Blucora, Inc. for the year ending December 31, 2020 was $6.92 to $7.09, and these amounts were calculated based on weighted average shares outstanding of 48,300,000 and 48,450,000, respectively, which excluded the effect of potentially dilutive shares due to the net loss earned for the period. For non-GAAP reconciliation purposes, net loss per share attributable to Blucora, Inc. for all periods presented included the effect of potentially dilutive shares due to non-GAAP net income projected to be earned during these periods.